 Exhibit 99.1

ICON LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                                As of October 16, 2012

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Eleven was in its operating period.  On March 26, 2012, Fund Eleven’s operating period was extended for three years, with the intention of having a very limited liquidation period thereafter, if any.  As of June 30th, Fund Eleven had invested $430,336,041 of equity in $796,810,7471 worth of business-essential equipment and corporate infrastructure.

On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. was satisfied in full prior to its maturity date.  Our initial investment was approximately $11,051,000 and, during the term of this investment, we collected approximately $14,497,000 in loan proceeds.

In addition, on May 3, 2012, we satisfied the $9,400,000 loan relating to the Senang Spirit with a discounted payment of approximately $7,347,000.  Upon satisfaction of the loan, we sold the Senang Spirit to an unaffiliated third party for approximately $7,173,000.

On May 22, 2012, we made a capital expenditure loan to subsidiaries of Revstone Transportation, LLC that is secured by a first priority security interest in a share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Eleven’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Eleven, LLC

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

Our operating period commenced in May 2007.  On March 26, 2012, our operating period was extended for three years with the intention of having a very limited liquidation period thereafter, if any. During our operating period, we will invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Recent Transactions

•
On July 30, 2012, we made an additional capital expenditure loan to subsidiaries of Revstone Transportation, LLC (collectively, “Revstone”) in the amount of approximately $711,000.  The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at 17% per year and matures on March 1, 2017.

•
From December 31, 2011 through August 21, 2012, the machining and metal working equipment subject to leases with subsidiaries of MW Universal, Inc. (“MWU”) was sold. We initially invested $24,300,000 to purchase the equipment and collected approximately $31,396,000 in rental and sale proceeds in connection with these investments.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2012, our portfolio consisted primarily of the following investments:

•
Equipment, plant, and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We entered into an eighty-four month lease financing arrangement with Teal Jones that is scheduled to expire in November 2013.

•
A 55% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment is subject to a lease with Pliant Corporation that expires in September 2013.

•
A capital expenditure loan to Revstone. The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at 17% per year and matures on March 1, 2017.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC (collectively, “Heuliez”).  On June 30, 2010, the administrator for the “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code, sold Heuliez to Baelen Gaillard Industries (“BGI”).  We agreed with BGI to restructure the payment obligations and extend the base terms of the leases through December 31, 2014.

•
Semiconductor manufacturing equipment that was subject to lease with Equipment Acquisition Resources, Inc. (“EAR”). Certain equipment was owned through our wholly-owned subsidiary, while other equipment was owned through a joint venture owned 45% by us.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against us and EAR’s other lenders. Then, on October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Following the Chapter 11 filing, EAR disclaimed any right to the equipment, which was subsequently sold as part of an Illinois State Court proceeding. In March 2012, our claim to a portion of the sale proceeds from the equipment was dismissed and our Manager is appealing this decision.  As part of our collateral, we received a mortgage on certain real property located in Jackson Hole, Wyoming. Between June 2010 and July 2011, we sold certain parcels of the real property for the aggregate amount of approximately $2,200,000. Additionally, in June 2011, we sued the auditors of EAR for malpractice and negligent misrepresentation and, in May 2012, the case was settled in our favor for $590,000, of which the Fund’s portion was approximately $360,000.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. During the three months ended June 30, 2012, the Fund borrowed and fully repaid $5,000,000 under the Facility.  At June 30, 2012, there were no obligations outstanding under the Facility.

Additional Disclosures

As of June 30, 2012, the Fund maintained a leverage ratio of 0.02:11.  We collected 99.81%2 of all scheduled receivables due for the second quarter of 2012, with the uncollected receivables related to MWU, which, as discussed above, was sold on August 21, 2012.

As we noted in previous communications, the Fund’s operating period has been extended by three years, with the intention of having a very limited liquidation period thereafter, if any.  We do not expect the Fund to make any distributions during this extended operating period until toward the end of such period.  While we believe that these actions should improve the Fund’s position, we continue to believe that the Fund will have significant difficulty meeting its investment objectives.  Given these circumstances, we determined that disclosure regarding the Fund’s ability to generate cash from its business operations to cover its distributions would not be useful or relevant to investors or other third parties.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles. In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations. Our Manager suspended the collection of the acquisition fee payable in connection with the investment described in the recent transactions section.

1 Pursuant to the Fund’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of July 31, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, our Manager suspended the collection of management fees in the amounts of approximately $157,000 and $359,000 during the three and six months ended June 30, 2012, respectively. The Manager suspended the collection of management fees in the amounts of approximately $334,000 and $647,000 during the three and six months ended June 30, 2011, respectively.

During the quarter ended June 30, 2012, our Manager suspended the collection of administrative expense reimbursements in the amount of $100,973.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $24,421 and $61,064 for the three and six months ended June 30, 2012, respectively.  Additionally, our Manager’s interest in our net income was $24,095 and $25,620 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	$220,051	$413,086	$403,145	$671,095

(1) Amount charged directly to operations.

At June 30, 2012 and December 31, 2011, we had a net payable of $212,674 and $79,794, respectively, due to our Manager and its affiliates primarily relating to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2012	December 31,
	(unaudited)	2011
Current assets:
Cash and cash equivalents	$4,289,815	$6,824,356
Current portion of net investment in notes receivable	6,752,783	6,083,528
Current portion of net investment in finance leases	5,734,786	4,469,552
Asset held for sale, net	117,145	117,145
Other current assets	139,779	257,785

Total current assets	17,034,308	17,752,366

Non-current assets:
Net investment in notes receivable, less current portion	8,737,317	11,009,979
Net investment in mortgage note receivable	12,839,231	12,878,079
Net investment in finance leases, less current portion	6,119,592	8,985,464
Leased equipment at cost (less accumulated depreciation of
$6,376,773 and $19,249,518, respectively)	6,595,058	16,300,588
Investments in joint ventures	996,123	1,038,678
Deferred tax asset, net	1,145,055	894,439
Other non-current assets	3,698,122	3,372,774

Total non-current assets	40,130,498	54,480,001

Total Assets	$57,164,806	$72,232,367

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$-	$3,544,240
Derivative financial instrument	-	176,956
Due to Manager and affiliates	212,674	79,794
Accrued expenses and other liabilities	1,109,195	1,394,684

Total current liabilities	1,321,869	5,195,674

Non-current liabilities:
Long-term debt, less current portion	-	7,311,110

Total Liabilities	1,321,869	12,506,784

Commitments and contingencies

Equity:
Members' Equity:
Additional members	56,393,908	59,901,721
Manager	(2,658,329)	(2,622,895)
Accumulated other comprehensive loss	(618,062)	(656,141)

Total Members' Equity	53,117,517	56,622,685

Noncontrolling Interests	2,725,420	3,102,898

Total Equity	55,842,937	59,725,583

Total Liabilities and Equity	$57,164,806	$72,232,367

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue and other income:
Finance income	$1,655,199	$1,822,470	$3,372,314	$3,588,302
Rental income	743,231	4,328,461	2,748,196	9,307,745
Income (loss) from investments in joint ventures	184,515	(21,295)	340,382	(19,463)
Net gain on sales of leased equipment	-	-	-	11,411,941
Gain on extinguishment of debt	2,052,960	-	2,052,960	-
Litigation settlement	171,100	-	171,100	-

Total revenue and other income	4,807,005	6,129,636	8,684,952	24,288,525

Expenses:
Administrative expense reimbursements - Manager	220,051	413,086	403,145	671,095
General and administrative	726,422	756,866	1,247,810	1,525,562
Vessel operating expense	835,484	-	1,047,506	-
Depreciation	398,272	2,249,443	2,121,985	4,498,885
Impairment loss	-	17,780	697,715	17,780
Interest	46,441	593,528	271,777	1,287,704
Gain on derivative financial instruments	(28,517)	(129,754)	(75,922)	(284,155)

Total expenses	2,198,153	3,900,949	5,714,016	7,716,871

Income before income taxes	2,608,852	2,228,687	2,970,936	16,571,654

Provision for income taxes	(54,848)	(160,897)	(117,196)	(159,011)

Net income	2,554,004	2,067,790	2,853,740	16,412,643

Less: Net income attributable to noncontrolling interests	144,455	146,904	291,669	656,875

Net income attributable to Fund Eleven	$2,409,549	$1,920,886	$2,562,071	$15,755,768

Net income attributable to Fund Eleven allocable to:
Additional Members	$2,385,454	$1,901,677	$2,536,450	$15,598,210
Manager	24,095	19,209	25,621	157,558

	$2,409,549	$1,920,886	$2,562,071	$15,755,768

Comprehensive income:
Net income	$2,554,004	$2,067,790	$2,853,740	$16,412,643
Change in valuation of derivative financial instruments	24,085	272,344	144,331	590,059
Currency translation adjustments	(291,418)	65,503	(106,252)	375,362

Total comprehensive income	2,286,671	2,405,637	2,891,819	17,378,064

Less: Comprehensive income attributable to noncontrolling interests	144,455	146,904	291,669	656,875

Comprehensive income attributable to Fund Eleven	$2,142,216	$2,258,733	$2,600,150	$16,721,189

Weighted average number of additional shares of
limited liability company interests outstanding	362,656	362,656	362,656	362,656

Net income attributable to Fund Eleven per weighted
average additional share of limited liability company
interests outstanding	$6.58	$5.24	$6.99	$43.01

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	362,656	$59,901,721	$(2,622,895)	$(656,141)	$56,622,685	$3,102,898	$59,725,583

Net income	-	150,997	1,525	-	152,522	147,214	299,736
Change in valuation of derivative financial instrument	-	-	-	120,246	120,246	-	120,246
Currency translation adjustments	-	-	-	185,166	185,166	-	185,166
Cash distributions	-	(3,626,558)	(36,633)	-	(3,663,191)	(334,572)	(3,997,763)

Balance, March 31, 2012 (unaudited)	362,656	56,426,160	(2,658,003)	(350,729)	53,417,428	2,915,540	56,332,968

Net income	-	2,385,454	24,095	-	2,409,549	144,455	2,554,004
Change in valuation of derivative financial instrument	-	-	-	24,085	24,085	-	24,085
Currency translation adjustments	-	-	-	(291,418)	(291,418)	-	(291,418)
Cash distributions	-	(2,417,706)	(24,421)	-	(2,442,127)	(334,575)	(2,776,702)

Balance, June 30, 2012 (unaudited)	362,656	$56,393,908	$(2,658,329)	$(618,062)	$53,117,517	$2,725,420	$55,842,937

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$2,853,740	$16,412,643
Adjustments to reconcile net income to net cash
provided by operating activities:
Finance income	(500,464)	(690,034)
Rental income paid directly to lenders by lessees	(1,204,110)	(6,052,000)
(Income) loss from investments in joint ventures	(340,382)	19,463
Net gain on sales of leased equipment	-	(11,411,941)
Depreciation	2,121,985	4,498,885
Impairment loss	697,715	17,780
Amortization of deferred time charter expense	-	57,711
Interest expense paid directly to lenders by lessees	219,296	1,088,751
Interest expense from amortization of debt financing costs	11,047	-
Gain on debt extinguishment	(2,052,960)	-
Gain on derivative financial instruments	(75,922)	(284,155)
Deferred tax provision (benefit)	(250,616)	(55,069)
Changes in operating assets and liabilities:
Collection of finance leases	2,023,426	3,120,604
Other assets	(218,384)	(853,849)
Accrued expenses and other liabilities	(233,841)	(1,048,817)
Due to Manager and affiliates	122,211	(107,516)
Distributions from joint ventures	339,842	14,786

Net cash provided by operating activities	3,512,583	4,727,242

Cash flows from investing activities:
Investment in notes receivable	(483,899)	-
Proceeds from sales of leased equipment	6,885,829	24,911,474
Principal repayment on notes receivable	2,108,322	1,443,498
Distributions received from joint ventures in excess of profits	43,095	425,861
Other assets	-	(9,238)

Net cash provided by investing activities	8,553,347	26,771,595

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	5,000,000	-
Repayment of revolving line of credit, recourse	(5,000,000)	(1,450,000)
Repayment of long-term debt	(7,825,930)	(16,635,200)
Cash distributions to members	(6,105,318)	(7,326,379)
Distributions to noncontrolling interests	(669,147)	(1,600,649)

Net cash used in financing activities	(14,600,395)	(27,012,228)

Effects of exchange rates on cash and cash equivalents	(76)	7,427

Net (decrease) increase in cash and cash equivalents	(2,534,541)	4,494,036
Cash and cash equivalents, beginning of period	6,824,356	4,621,512

Cash and cash equivalents, end of period	$4,289,815	$9,115,548

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$8,167	$159,468

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on long-term debt paid directly to lenders by lessees	$1,204,110	$6,052,000

Exchange of noncontrolling interest in a joint venture for notes receivable	$-	$3,588,928

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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